News Release

Versum Materials Reports Third Quarter Fiscal 2017 Financial Results
Updates Fiscal Year 2017 Guidance

Strong Third Quarter Fiscal 2017 Financial Results

▪	Sales of $290.8 million, up 19.8% from third quarter 2016

▪	Net Income of $52.7 million, Margin of 18.1%, diluted EPS of $0.48

▪	Adjusted Net Income of $56.6 million, Margin of 19.5%, Adjusted diluted EPS of $0.52

▪	Adjusted EBITDA of $97.7 million, up 21.7% from third quarter 2016, Margin of 33.6%

Updated Fiscal 2017 Guidance

▪	Expect Sales of $1,090 - $1,120 million, up 12% to 15% from fiscal year 2016

▪	Expect Adjusted EBITDA of $365 - $375 million, up 12% to 15% from fiscal year 2016

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”
Tempe, Arizona, August 1, 2017 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading global materials and equipment supplier to the semiconductor industry, today reported results for the fiscal third quarter ended June 30, 2017. Sales of $290.8 million were up 19.8% from the same quarter a year ago, driven by robust volume growth from both business segments, Delivery Systems & Services (DS&S) and Materials. Net income for the fiscal third quarter ended June 30, 2017 was $52.7 million, or $0.48 per diluted share, up $4.9 million or 10.3% from third quarter 2016, resulting in Net Income Margin of 18.1%. Excluding the one-time charges related to separation, restructuring and cost reduction actions, net of tax, Adjusted Net Income of $56.6 million or $0.52 per diluted share, was up 15.7% from third quarter 2016 and resulted in an Adjusted Net Income Margin of 19.5%. Adjusted EBITDA of $97.7 million was up 21.7% from third quarter 2016, resulting in an Adjusted EBITDA margin of 33.6%.

“Our strong performance in a robust semiconductor environment demonstrates our team's continued focus on our customers during their critical ramps, the quality of our diverse and global product portfolio and our successful execution as an independent company. This enabled us to deliver significant top line growth while maintaining strong margins and gives us the confidence to raise our full year guidance for fiscal 2017." said Guillermo Novo, our President and Chief Executive Officer. "While we continue to strengthen our core positions organically, we have also reached agreement on two value enhancing inorganic transactions, the acquisition of Dynaloy and a commercial alliance with NuMat, that we believe will continue to strengthen and complement our portfolio as we drive to become the worlds’ leading specialty materials supplier to the semiconductor industry.”

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Table 1: Third Quarter Fiscal 2017 Financial Highlights*

	Three Months Ended June 30,
	2017	2016	% Change
(In millions, except percentages)
Sales	$290.8	$242.7	19.8%
Operating Income	81.0	67.4	20.2%
Net Income	52.7	47.8	10.3%
Net Income Margin	18.1%	19.7%	(8.1)%
Diluted Earnings Per Share	0.48	0.44	9.1%
Adjusted Net Income	56.6	48.9	15.7%
Adjusted Net Income Margin	19.5%	20.1%	(3.0)%
Adjusted Diluted Earnings Per Share	0.52	0.45	15.6%
Adjusted EBITDA	97.7	80.3	21.7%
Adjusted EBITDA Margin	33.6%	33.1%	1.5%

Year to Date Cash Flows from Operations	186.8	192.6	(3.0)%
Year to Date Capital Expenditures	41.4	24.1	71.8%

*The results for the fiscal third quarter ended June 30, 2016 reflect the performance of Versum Materials as a wholly owned subsidiary of Air Products, and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

Sales for the fiscal third quarter ended June 30, 2017 were $290.8 million versus $242.7 million in the same quarter a year ago. This 19.8% year on year increase was largely attributable to strong volume growth from both the DS&S and Materials segments, partially offset by unfavorable price/mix impacts in the Materials segment, primarily in Process Materials.

Net Income for the fiscal third quarter ended June 30, 2017 was $52.7 million, or $0.48 per diluted share versus $47.8 million, or $0.44 per diluted share, in the same quarter a year ago, a 10.3% increase. Strong operating performance and a lower tax rate more than offset $11.9 million of interest expense in connection with the debt incurred upon the separation from Air Products and Chemicals, Inc. ("Air Products") on October 1, 2016 compared to none in the same quarter a year ago, and $4.9 million of higher costs related to business separation, restructuring and cost reduction actions. Excluding the one-time charges related to separation, restructuring and cost reduction actions, net of tax, Adjusted Net Income was $56.6 million, or $0.52 per diluted share, versus $48.9 million, or $0.45 per diluted share, for the third quarter 2016.

Adjusted EBITDA for the fiscal third quarter ended June 30, 2017 was $97.7 million versus $80.3 million in the same quarter a year ago, a 21.7% increase year on year. Strong volumes in both DS&S and Materials coupled with modestly favorable currency were partially offset by expected higher operating and selling and administrative costs associated with becoming an independent company and unfavorable price/mix in the Materials segment, primarily in Process Materials.
Year to date cash flow from operations was $186.8 million, with cash used for capital spending of $41.4 million, including $13.2 million of capital spending related to restructuring activities.

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Business Segment Results

Versum Materials reports results for its two operating business segments, Materials and DS&S, and a Corporate segment.

Table 2: Segment Sales*

	Three Months Ended June 30,
	2017	2016	% Change
(In millions, except percentages)
Materials	$206.4	$193.5	6.7%
DS&S	83.5	49.2	69.7%
Corporate	0.9	—	NM
Total Versum Materials Sales	$290.8	$242.7	19.8%

Table 3: Segment Operating Income to Segment Adjusted EBITDA*

	Three Months Ended June 30,
	2017	2016	% Change
(In millions, except percentages)
Materials
Operating income	$69.6	$66.4	4.8%
Add: Depreciation and amortization	10.1	11.2	(9.8)%
Segment Adjusted EBITDA	$79.7	$77.6	2.7%
Segment Adjusted EBITDA margin(A)	38.6%	40.1%
DS&S
Operating income	$24.0	$11.9	101.7%
Add: Depreciation and amortization	0.3	0.5	(40.0)%
Segment Adjusted EBITDA	$24.3	$12.4	96.0%
Segment Adjusted EBITDA margin(A)	29.1%	25.2%
Corporate
Operating loss	$(6.6)	$(9.8)	(32.7)%
Add: Depreciation and amortization	0.3	0.1	200.0%
Segment Adjusted EBITDA	$(6.3)	$(9.7)	(35.1)%
(A) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income*

	Three Months Ended June 30,
	2017	2016	% Change
(In millions, except percentages)
Materials	$69.6	$66.4	4.8%
DS&S	24.0	11.9	101.7%
Corporate	(6.6)	(9.8)	(32.7)%
Total Segment Operating Income	87.0	68.5	27.0%
Less: Business separation, restructuring and cost reduction actions	6.0	1.1	NM
Total Versum Materials Operating Income	$81.0	$67.4	20.2%

*The results for the fiscal third quarter ended June 30, 2016 reflect the performance of Versum Materials as a wholly owned subsidiary of Air Products, and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

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Materials:

Sales for the fiscal third quarter ended June 30, 2017 were $206.4 million, up 6.7% from the same quarter a year ago. This increase was led by strong growth in Advanced Materials with flat results in Process Materials due to capacity limitations and unfavorable price/mix. Currency contributed 1% to the increase.

Operating income for the fiscal third quarter ended June 30, 2017 was $69.6 million, up 4.8% from the same quarter a year ago. Segment Adjusted EBITDA for the fiscal third quarter ended June 30, 2017 was $79.7 million, up 2.7% from the same quarter a year ago. This improvement was driven by the strong volumes in Advanced Materials, improved manufacturing costs and productivity and favorable currency, partially offset by unfavorable price/mix in Process Materials and increased costs associated with becoming an independent company.

Delivery Systems & Services (DS&S):

Sales for the fiscal third quarter ended June 30, 2017 were $83.5 million, up 69.7% from the same quarter a year ago, primarily driven by continued strong equipment sales growth due to robust demand from the memory market, next generation nodes and growth in China.

Operating income for the fiscal third quarter ended June 30, 2017 was $24.0 million, up 101.7% from the same quarter a year ago. Segment Adjusted EBITDA of $24.3 million was up 96.0%, primarily driven by strong equipment volumes, more than offsetting increased costs associated with becoming an independent company.

Recent Developments: Dynaloy and NuMat

On August 1, 2017, Versum Materials completed the acquisition of Dynaloy, LLC from Eastman Chemical Company (NYSE: EMN) for approximately $13 million. Dynaloy is a leading supplier of formulated cleaning solutions for the semiconductor and specialty manufacturing industries and will be consolidated within the Materials segment.

On July 31, 2017, Versum Materials announced that it had entered into an agreement with NuMat Technologies, Inc. ("NuMat") to commercialize NuMat's ION-X® line of products for sub-atmospheric-pressure storage and delivery of certain dopant gases used for the manufacture of semiconductors, photovoltaics, displays and light emitting diodes within the Materials segment.

Fiscal Year 2017 Outlook

For fiscal year 2017, Versum Materials is revising its outlook to estimated sales of $1,090 to $1,120 million and Adjusted EBITDA of $365 to $375 million from prior guidance of $1,020 to $1,065 million and $340 to $355 million, respectively. The fiscal year 2017 Adjusted EBITDA outlook excludes approximately $20 to $25 million of estimated one-time stand-up costs related to the implementation of its own enterprise resource planning (ERP) system and relocation of certain administrative and research and development personnel to Versum Materials sites.

Conference Call and Webcast Details

On Tuesday August 1, 2017 at 11:00 am Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 3046471.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of our website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum Materials website.

About Versum Materials

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Versum Materials, Inc. (NYSE: VSM) is a leading electronic materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials, which began “regular way” trading October 3, 2016 on the NYSE as an independent company, has annual sales of approximately $1 billion, 1,900 employees and 10 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Prior to its separation on October 1, 2016, Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit http://www.versummaterials.com

Investor Inquiries:
Nahla A. Azmy, (480) 482-4344
Nahla.azmy@versummaterials.com

Media Inquiries:
Tiffany Zinn, (480) 282-6475
Tiffany.Zinn@versummaterials.com

Non-GAAP Financial Measures

This earnings press release includes “non-GAAP financial measures,” including Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin and Segment Adjusted EBITDA margin. Versum Materials define Adjusted Net Income as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including business separation, restructuring and cost reduction actions, net of tax. Adjusted Diluted Earnings Per Share uses Adjusted Net Income but otherwise uses the same calculation used in arriving at diluted earnings per share, the most directly comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Versum Materials defines Segment Adjusted EBITDA as segment operating income excluding segment depreciation and amortization expense, and equity affiliates’ income. Adjusted Net Income Margin, Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted Net Income, Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-2), net income to Adjusted Net Income (see Appendix Table A-3), diluted EPS to Adjusted Diluted EPS (see Appendix A-4) and of segment operating income (loss) to Segment Adjusted EBITDA (see Appendix Table A-6), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate operating performance. We use these non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors in our industry, to analyze underlying trends in our business, to establish operational budgets and forecasts or for incentive compensation purposes. We use Adjusted EBITDA to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such cash bonuses, options and restricted stock units are tied to Adjusted EBITDA). Adjusted EBITDA is also used for certain covenants under our senior secured credit facilities. We use Segment Adjusted EBITDA as the primary measure to evaluate the ongoing performance of our business segments. We believe non-GAAP financial measures provide securities analysts, investors and other interested parties with meaningful information to understand our underlying operating results and to analyze financial and business trends. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted Net Income and Adjusted EBITDA exclude expenses related to business separation, restructuring and cost reduction actions which we do not consider

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to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure of cash available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation, amortization, and impairment charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results and to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

A reconciliation of net income to Adjusted EBITDA as forecasted for 2017 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from Air Products, further restructuring and other income or charges to be incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

Forward-Looking Information:

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by references to future periods, and include statements about the fiscal year 2017 guidance for Versum Materials, expectations as to future sales, operating income and Adjusted EBITDA, future profitability, our future operating results on a segment basis, our ability to execute on our strategy and deliver on our commitments to customers and shareholders, the success of our announced inorganic transactions, Dynaloy and NuMat, the impact of the Dynaloy acquisition, including our expectations as to earnings per share accretion and future profitability, estimates of the size of the market for our products, forecasted industry demand, estimates of the success of other competing technologies that may become available, our ability to successfully compete as a leading materials supplier to the semiconductor industry, our future success as an independent public company, and other matters. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “target” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. Actual results and the outcomes of future events may differ materially from those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, weakening of global or regional general economic conditions and product supply versus demand imbalances in the semiconductor industry could decrease the demand for our goods and services; our concentrated customer base; our ability to continue technological innovation to meet the evolving needs of our customers; our inability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; hazards associated with specialty chemical manufacturing could disrupt our operations or the operations of our suppliers or customers; changes in government regulations in the countries we operate; raw material shortages and price increases; sole source and limited source suppliers; fluctuation of currency exchange rates; increased competition; our ability to successfully complete the transition to an independent public company; increased costs as a separate public company; and other risk factors described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and in our periodic filings. Versum Materials disclaims any obligation or undertaking to disseminate any updates or revisions to the outlook and any forward-looking statements contained in this press release to reflect any subsequent change in assumptions, beliefs or expectations, or any change in circumstances occurring after the date of this presentation.

#        #        #

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Versum Materials, Inc.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except per share data)
Sales	$290.8	$242.7	19.8%	$832.4	$721.7	15.3%
Cost of sales	159.6	135.9	17.4%	465.0	400.8	16.0%
Selling and administrative	34.5	27.3	26.4%	94.2	76.6	23.0%
Research and development	11.9	11.3	5.3%	33.1	32.4	2.2%
Business separation, restructuring and cost reduction actions	6.0	1.1	NM	15.3	(1.6)	NM
Other (income) expense, net	(2.2)	(0.3)	NM	(5.2)	(2.4)	116.7%
Operating Income	81.0	67.4	20.2%	230.0	215.9	6.5%
Equity affiliates’ income	—	—	NM	—	0.2	NM
Interest expense	11.9	—	NM	35.0	—	NM
Income Before Income Taxes	69.1	67.4	2.5%	195.0	216.1	(9.8)%
Income tax provision	14.4	17.6	(18.2)%	41.2	43.2	(4.6)%
Net Income	54.7	49.8	9.8%	153.8	172.9	(11.0)%
Less: Net Income Attributable to Non-controlling Interests	2.0	2.0	—%	5.4	6.1	(11.5)%
Net Income Attributable to Versum	$52.7	$47.8	10.3%	$148.4	$166.8	(11.0)%
Net income attributable to Versum per common share:
Basic	$0.48	$0.44	9.1%	$1.36	$1.54	(11.7)%
Diluted	$0.48	$0.44	9.1%	$1.36	$1.54	(11.7)%
Shares used in computing per common share amounts:
Basic	108.8	108.7	0.1%	108.7	108.7	—%
Diluted	109.5	108.7	0.7%	109.3	108.7	0.6%

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2017	September 30, 2016
(In millions)
Assets
Current Assets
Cash and cash items	$234.5	$105.6
Restricted cash	—	69.6
Short-term investments	10.0	—
Trade receivables, net	155.4	130.0
Inventories	133.2	127.4
Contracts in progress, less progress billings	14.8	19.2
Prepaid expenses	10.4	3.8
Other current assets	10.2	12.4
Total Current Assets	568.5	468.0
Plant and equipment, net	315.5	296.5
Goodwill	177.5	180.1
Intangible assets, net	69.0	74.8
Other noncurrent assets	51.3	24.4
Total Noncurrent Assets	613.3	575.8
Total Assets	$1,181.8	$1,043.8
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$106.3	$85.8
Accrued income taxes	18.2	12.7
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	130.3	104.3
Long-term debt	978.0	980.3
Deferred tax liabilities	31.4	42.8
Other noncurrent liabilities	51.8	19.8
Total Noncurrent Liabilities	1,061.2	1,042.9
Total Liabilities	1,191.5	1,147.2
Stockholders’ Deficit
Air Products’ net investment	—	(127.3)
Common stock	108.8	—
Capital in excess of par	7.4	—
Accumulated deficit	(143.1)	—
Accumulated other comprehensive loss	(22.2)	(10.0)
Total Versum’s Stockholders’ Deficit	(49.1)	(137.3)
Non-controlling Interests	39.4	33.9
Total Stockholders Deficit	(9.7)	(103.4)
Total Liabilities and Stockholders’ Deficit	$1,181.8	$1,043.8

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
	2017	2016
(In millions)
Operating Activities
Net income	$153.8	$172.9
Less: Net income attributable to non-controlling interests	5.4	6.1
Net income attributable to Versum	148.4	166.8
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	32.5	34.4
Deferred income taxes	5.8	2.3
Undistributed earnings of unconsolidated affiliates	—	(0.2)
Gain on sale of assets	(1.8)	(0.8)
Share-based compensation	5.6	3.4
Gain on sale of long-lived assets associated with restructuring	—	(3.2)
Other adjustments	3.6	8.4
Working capital changes that provided (used) cash:
Trade receivables	(27.8)	0.5
Inventories	(5.9)	2.4
Contracts in progress, less progress billings	5.1	(1.4)
Payables and accrued liabilities	1.5	(20.8)
Accrued income taxes	(4.5)	2.8
Other working capital	24.3	(2.0)
Cash Provided by Operating Activities	186.8	192.6
Investing Activities
Additions to plant and equipment	(41.4)	(24.1)
Proceeds from sale of assets and investments	3.0	39.3
Short-term investment	(10.0)	—
Cash (Used) Provided by Investing Activities	(48.4)	15.2
Financing Activities
Payments on long-term debt	(4.3)	—
Short-term borrowings	1.5	—
Payments on short-term borrowings	(1.5)	—
Debt issuance costs	(1.7)	—
Net transfers to Air Products	—	(153.3)
Dividends paid to shareholders	(5.4)	—
Dividends paid to non-controlling interests	(1.2)	(6.0)
Other financing activity	2.1	—
Cash Used for Financing Activities	(10.5)	(159.3)
Effect of Exchange Rate Changes on Cash	1.0	0.3
Increase in Cash and Cash Items	128.9	48.8
Cash and Cash items-Beginning of Year	105.6	17.8
Cash and Cash items-End of Period	$234.5	$66.6

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APPENDIX TABLE A-1: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

	Three Months Ended June 30, 2017	Nine Months Ended June 30, 2017
Sales
Underlying business
Volume	21%	17%
Price/Mix	(2)%	(3)%
Currency	1%	1%
Versum Materials Sales Change	20%	15%

Materials Segment

	Three Months Ended June 30, 2017	Nine Months Ended June 30, 2017
Sales
Underlying business
Volume	9%	11%
Price/Mix	(3)%	(3)%
Currency	1%	1%
Materials Sales Change	7%	9%

DS&S Segment

	Three Months Ended June 30, 2017	Nine Months Ended June 30, 2017
Sales
Underlying business
Volume	69%	38%
Price/Mix	—%	—%
Currency	1%	—%
DS&S Sales Change	70%	38%

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APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended June 30,			Nine Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
(In millions, except percentages)
Net Income Attributable to Versum	$52.7	$47.8	10.3%	$148.4	$166.8	(11.0)%
Add: Interest expense	11.9	—	NM	35.0	—	NM
Add: Income tax provision	14.4	17.6	(18.2)%	41.2	43.2	(4.6)%
Add: Depreciation and amortization	10.7	11.8	(9.3)%	32.5	34.4	(5.5)%
Add: Non-controlling interests	2.0	2.0	—%	5.4	6.1	(11.5)%
Add: Business separation, restructuring and cost reduction actions	6.0	1.1	NM	15.3	(1.6)	NM
Adjusted EBITDA	$97.7	$80.3	21.7%	$277.8	$248.9	11.6%
Adjusted EBITDA Margin	33.6%	33.1%		33.4%	34.5%

APPENDIX TABLE A-3: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
(In millions)
Net Income Attributable to Versum	$52.7	$47.8	$148.4	$166.8
Add: Business separation, restructuring and cost reduction actions, net of tax	3.9	1.1	9.0	(1.4)
Adjusted Net Income	$56.6	$48.9	$157.4	$165.4

APPENDIX TABLE A-4: RECONCILIATON OF DILUTED EPS TO ADJUSTED DILUTED EPS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
(Per share data)
Diluted Earnings Per Share	$0.48	$0.44	$1.36	$1.54
Add: Business separation, restructuring and cost reduction actions per diluted share	0.04	0.01	0.08	(0.02)
Adjusted Diluted Earnings Per Share	$0.52	$0.45	$1.44	$1.52

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APPENDIX TABLE A-5: FISCAL YEAR 2016 SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
Sales
Materials	$188.8	$181.5	$193.5	$192.9	$756.7
DS&S	56.7	52.0	49.2	55.5	213.4
Total Versum Sales	$245.5	$233.5	$242.7	$248.4	$970.1

APPENDIX TABLE A-6: FISCAL YEAR 2016 RECONCILIATIONS OF SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA

	For the Quarter Ended
OPERATING INCOME TO ADJ EBITDA	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except percentages)
Materials
Operating income	$68.5	$60.1	$66.4	$57.3	$252.3
Add: Depreciation and amortization	10.9	10.5	11.2	11.8	44.4
Add: Equity affiliates’ income	0.2	—	—	—	0.2
Segment Adjusted EBITDA	$79.6	$70.6	$77.6	$69.1	$296.9
Segment Adjusted EBITDA margin(A)	42.2%	38.9%	40.1%	35.8%	39.2%
DS&S
Operating income	$15.9	$9.7	$11.9	$13.3	$50.8
Add: Depreciation and amortization	0.5	0.5	0.5	0.6	2.1
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$16.4	$10.2	$12.4	$13.9	$52.9
Segment Adjusted EBITDA margin(A)	28.9%	19.6%	25.2%	25.0%	24.8%
Corporate
Operating loss	$(4.7)	$(3.7)	$(9.8)	$(5.1)	$(23.3)
Add: Depreciation and amortization	0.1	0.1	0.1	0.1	0.4
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(4.6)	$(3.6)	$(9.7)	$(5.0)	$(22.9)

Total Versum Materials Adjusted EBITDA	$91.4	$77.2	$80.3	$78.0	$326.9

(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

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APPENDIX TABLE A-7: FISCAL YEAR 2016 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except per share data)
Sales	$245.5	$233.5	$242.7	$248.4	$970.1
Cost of sales	132.4	132.5	135.9	138.7	539.5
Selling and administrative	23.6	25.7	27.3	33.2	109.8
Research and development	10.9	10.2	11.3	11.5	43.9
Business separation, restructuring and cost reduction actions	(0.9)	(1.8)	1.1	2.5	0.9
Other (income) expense, net	(1.1)	(1.0)	(0.3)	(0.5)	(2.9)
Operating Income	80.6	67.9	67.4	63.0	278.9
Equity affiliates’ income	0.2	—	—		0.2
Interest expense	—	—	—	0.4	0.4
Income Before Income Taxes	80.8	67.9	67.4	62.6	278.7
Income tax provision	13.4	12.2	17.6	15.6	58.8
Net Income	67.4	55.7	49.8	47.0	219.9
Less: Net Income Attributable to Non-controlling Interests	2.2	1.9	2.0	1.8	7.9
Net Income Attributable to Versum	$65.2	$53.8	$47.8	$45.2	$212.0
Net income attributable to Versum per common share:
Basic and diluted	$0.60	$0.49	$0.44	$0.42	$1.95
Shares used in computing per common share amounts:
Basic and diluted	108.7	108.7	108.7	108.7	108.7

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